UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                                INFORMATION KIT

                           (EFFECTIVE JANUARY 1, 1998)


                                      LOGO



                                    COMBINED
                                TRADITIONAL/ROTH



                                       IRA













                UNIVERSAL IRA ADOPTION AGREEMENT & TRANSFER FORM

                                Table of Contents



Section One
  *  Introduction                                                              1
  *  Differences in Roth and Traditional IRAs                                  2
  *  Instructions for Opening Roth and Traditional IRAs                        4
  *  IRA Forms and Applications (after page 6)                              i-iv
  *  IRA Transfer Form (after page 6)                                          v

Section Two
  *  Descriptions, Questions & Answers on Traditional IRAs                     7
  *  Descriptions, Questions & Answers on Roth IRAs                           13
  *  IRA Transfers and Rollovers -
     Including Questions & Answers on Conversions from
       a Traditional IRA to a Roth IRA                                        15

Section Three
  *  Rules for all IRA Accounts (Traditional and Roth)                        20
  *  Custodial Agreement for Traditional IRAs                                 23
  *  Custodial Agreement for Roth IRAs                                        25
  *  Provisions Applicable to Both Traditional and Roth IRAs                  27

                       State Street Bank and Trust Company
                          Universal IRA Information Kit

INTRODUCTION
------------
What's New In The World Of IRAs?

     An Individual Retirement Account ("Traditional IRA") has always provided an attractive means to save money for the future on a tax advantaged basis. Recent changes to Federal tax law have now made the IRA an even more flexible investment and savings vehicle. Among the changes is the creation of the Roth Individual Retirement Account ("Roth IRA"), which was first available for use starting January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (except for those with very high income levels) will be eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Traditional IRA, to replace an existing Traditional IRA, or complement a Traditional IRA you wish to continue maintaining.

     Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing Traditional IRAs into Roth IRAs. If you convert early in a year and later turn out to be ineligible because your gross income exceeds $100,000 (or for other reasons you wish to reverse the conversion), you can "recharacterize" the conversion by transferring the amount in the converted Roth IRA back to a Traditional IRA. The details on conversion (and recharacterization) are found later in this booklet.

     Other IRA changes effective starting in 1998 are as follows: First, Congress increased the income levels at which IRA holders who participate in employer-sponsored retirement plans can make deductible Traditional IRA contributions. Also the rules for deductible contributions by an IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Second, the 10% penalty tax for premature withdrawals (before age 59 1/2) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses. Also starting in the year 2000, the 10% penalty tax will not apply to any amount distributed to the IRS under a levy for unpaid taxes.

What's In This Kit?

     In this Kit you will find detailed information about Roth IRAs and about the changes that have been made to Traditional IRAs. You will also find everything you need to establish and maintain either a Traditional or Roth IRA, or to convert all or part of an existing Traditional IRA to a Roth IRA.

     The first section of this Kit contains the instructions and forms you will need to open a new Traditional or Roth IRA, to transfer from another IRA to a State Street Bank and Trust IRA, or to convert a Traditional IRA to a Roth IRA.

     The second section of this Kit contains our Universal IRA Disclosure Statement. The Disclosure Statement is divided into three parts:

     * Part One describes the basic rules and benefits that are specifically applicable to your Traditional IRA.

     * Part Two describes the basic rules and benefits that are specifically applicable to your Roth IRA.

     * Part Three describes important rules and information applicable to all IRAs.

     The third section of this Kit contains the Universal IRA Custodial Agreement. The Custodial Agreement is also divided into three parts:

     *    Part One contains  provisions  specifically  applicable to Traditional
          IRAs.

     *    Part Two contains provisions specifically applicable to Roth IRAs.

     * Part Three contains provisions applicable to all IRAs (Traditional and Roth).

     This Universal Individual Retirement Account Information Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Adoption Agreement in this Kit to establish only one Traditional IRA or one Roth IRA; separate Adoption Agreements must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

What's the Difference Between a Traditional IRA and a Roth IRA?

     With a Traditional IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing current income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59 1/2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

     With a Roth IRA, the contribution limits are essentially the same as Traditional IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth
IRA:  There is no  income  tax on  qualified  withdrawals  from  your  Roth IRA.
Additionally, unlike a Traditional IRA, there is no rule against making contributions to Roth IRAs after turning age 7O 1/2, and there's no requirement that you begin making minimum withdrawals at that age.

     The following chart highlights some of the major differences between a Traditional IRA and a Roth IRA:

-----------------------------------------------------------------------------------------------------------------------------------
        Characteristics                            Traditional                                        Roth
                                                      IRA                                              IRA
-----------------------------------------------------------------------------------------------------------------------------------
Eligibility                           * Individuals (and their spouses) who            * Individuals (and their spouses) who
                                        receive compensation                             receive compensation
                                      * Individuals age 7O 1/2 and over may            * Individuals age 7O 1/2 and over may
                                        not contribute                                   contribute
-----------------------------------------------------------------------------------------------------------------------------------
Tax Treatment of Contributions        * Subject to limitations, contributions are      * No deduction permitted for amounts
                                        deductible                                       contributed
-----------------------------------------------------------------------------------------------------------------------------------
Contribution Limits                   * Individuals may contribute up to $2,000        * Individuals may generally contribute up
                                        annually (or 100% of compensation, if            to $2,000 (or 100% of compensation, if
                                        less)                                            less)
                                      * Deductibility depends on income level          * Ability to contribute phases out at
                                        for individuals who are active                   income levels of $95,000 to $110,000
                                        participants in an employer-sponsored            (individual taxpayer) and $150,000 to
                                        retirement plan                                  $160,000 (married taxpayers)
                                                                                       * Overall limit for contributions to
                                                                                         Traditional and Roth IRAs (but not
                                                                                         including SEP or SIMPLE IRAs) is
                                                                                         $2,000 annually (or 100% of
                                                                                         compensation, if less)
-----------------------------------------------------------------------------------------------------------------------------------
Earnings                              * Earnings and interest are not taxed            * Earnings and interest are not taxed
                                        when received by your IRA                        when received by your IRA
-----------------------------------------------------------------------------------------------------------------------------------
Rollover/Conversions                  * Individual may rollover amounts held in        * Rollovers from other IRAs only
                                        employer-sponsored retirement                  * Amounts rolled over (or converted)
                                        arrangements (401(k), SEP IRA, etc.)             from another IRA are subject to income
                                        tax free to Traditional IRA                      tax in the year rolled over or converted
                                                                                       * Tax on amounts rolled over or converted
                                                                                         in 1998 may be spread over four year
                                                                                         period (1998-2001)
-----------------------------------------------------------------------------------------------------------------------------------
Withdrawals                           * Total (principal + earnings) taxable as        * Not taxable as long as a qualified
                                        income in year withdrawn (except for             distribution-generally, account open
                                        any prior non-deductible contributions)          for 5 years, and age 59 1/2
                                      * Minimum withdrawals must begin after           * Minimum withdrawals not required
                                        age 7O 1/2                                       after age 70 1/2
-----------------------------------------------------------------------------------------------------------------------------------

Is a Roth or a Traditional IRA Right For Me?

     We cannot act as your legal or tax adviser and so we cannot tell you which kind of IRA is right for you. The information contained in this Kit is intended to provide you with the basic information and material you will need if you decide whether a Traditional or Roth IRA is better for you, or if you want to convert an existing Traditional IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax adviser, or with a qualified financial planner, to determine whether you should open a Traditional or Roth IRA or convert any or all of an existing Traditional IRA to a Roth IRA. Your tax adviser can also advise you as to the state tax consequences that may affect whether a Traditional or Roth IRA is right for you.

SEPs and SIMPLEs.

     The State Street Bank Traditional IRA may be used in connection with a simplified employee pension ("SEP") plan maintained by your employer. To establish a Traditional IRA as part of your Employer's SEP plan, complete the Adoption Agreement for a Traditional IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should not be used in connection with a SEP plan.

     A Roth IRA may not be used as part of an employer SIMPLE IRA plan. (However, after two years amounts contributed to a SIMPLE IRA may be converted to a Roth IRA.) A Traditional IRA may be used, but only after an individual has been participating for two or more years (for the first two years, only a special SIMPLE IRA may be used). SIMPLE IRA plans were added by the 1996 tax law to provide an easy and inexpensive way for small employers to provide retirement benefits for their employees. If you are interested in a SIMPLE IRA plan at your place of employment, call or write to the number or address given at the end of the Disclosure Statement portion of this Kit.

Other Points to Note.

     The Disclosure Statement in this Kit provides information you should know about State Street Bank and Trust Company Traditional IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and the benefits and features offered through each type of IRA. However, the State Street Bank and Trust Company Adoption Agreement and the Custodial Agreement, are the primary documents controlling the terms and conditions of your personal State Street Bank and Trust Company Traditional or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

     You or your when used throughout this Kit refer to the person for whom the State Street Bank and Trust Company Traditional or Roth IRA is established. A Roth IRA is either a State Street Bank and Trust Company Roth IRA or any Roth IRA established by any other financial institution. A Traditional IRA is any non-Roth IRA offered by State Street Bank and Trust Company or any other financial institution.

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.


                       State Street Bank and Trust Company
           Universal Individual Retirement Account Custodial Agreement


            Instructions for Opening Your Traditional IRA or Roth IRA


1. Read carefully the applicable sections of the Universal IRA Disclosure Statement contained in this Kit, the Traditional or Roth Universal Individual Retirement Account Custodial Agreement document (as applicable), the Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer or other tax adviser if you have any questions about how opening a Traditional IRA or Roth IRA will affect your financial and tax situation.

     This Universal Individual Retirement Account Information Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Adoption Agreement to establish only one Traditional IRA or one Roth IRA; separate Adoption Agreements must be completed if you want to establish multiple (Roth or Traditional) IRA accounts. In addition, if you are establishing a Roth IRA, we require separate Adoption Agreements for a Roth IRA to hold annual contributions and a Roth IRA to hold conversion contributions, and, if you make conversion contributions for different calendar years, you should establish separate Roth IRA Accounts for each calendar year. Separate Roth IRA Accounts are needed to facilitate proper recordkeeping and tax reporting of withdrawals.

2.   Complete the Adoption Agreement.

     * Print the identifying information where requested in Part 1 of the Adoption Agreement.

     *    Make your desired IRA election in Part 2 as follows:

          For a Traditional IRA, check the box for Part A and check the other boxes in Part A to specify the type of Traditional IRA you are opening and provide the registered information.

          If this is an IRA to which you expect to make annual contributions each year, check Box 1 and enclose a check in the amount of your first contribution. If you are making an annual contribution between January 1 and April 15, be sure to indicate whether this is a contribution for the prior year or for the current year.

          If this is a transfer directly from another IRA custodian or trustee, check Box 2. Check the appropriate box to indicate whether the funds transferred were originally from contributions to an employee qualified plan or a 403(b) arrangement, or whether any of the funds were originally from your annual contributions to the IRA. Complete and sign the Universal IRA Transfer of Assets Form.

          If this is a rollover of amounts distributed to you from another IRA or an employer qualified plan or a 403(b)arrangement, check Box 3. Check the appropriate box to indicate whether the transfer is coming from a qualified plan or 403(b) arrangement, or from an IRA that held only funds that were originally from contributions to a qualified plan or 403(b), or whether any of the funds were originally from your annual contributions to the IRA. Enclose a check for the rollover contribution amount.

          If this is a direct rollover from a qualified plan or 403(b) arrangement, check Box 4. Complete and sign the Universal IRA Transfer of Assets Form.

          If this is a "recharacterization" of a Roth IRA you previously established originally by converting from a Traditional (or other)
          IRA, check Box 5. If State Street Bank is the Roth IRA Custodian, indicate the current account number. If there is a different trustee or custodian of your current Roth IRA, complete and sign the Universal IRA Transfer of Assets Form. A recharacterization must be completed by the due date (including extensions) for your federal income tax return for the year when you established the Roth IRA in the first place.

          Recharacterization is subject to complex tax rules; consult the IRS or your professional tax adviser if necessary.

          Check Box 6 if applicable (for a Traditional IRA that will be used to receive employer contributions under an employer's simplified employee pension (or SEP) plan or under a grandfathered salary reduction SEP plan (or "SARSEP").

     * For a Roth IRA, check the box for Part B. Check the other boxes in Part B to specify the type of Roth IRA you are opening and provide the requested information.

          If this is a Roth IRA to which you expect to make annual contributions each year, enclose a check in the amount of your first contribution. If you are making an annual contribution between January 1 and April 15, be sure to indicate whether this is a contribution for the prior year or for the current year. Only annual contributions may be accepted in an annual contribution Roth IRA account.

          If you are converting an existing Traditional IRA with State Street Bank and Trust Company as IRA custodian or trustee, check Box 2.
          Indicate your current IRA account number and how much you are converting. Conversion of an existing Traditional IRA will result in inclusion of taxable amounts in the existing Traditional IRA on your income tax return. Carefully read and, if needed, complete the section entitled Tax Withholding Election for Conversion. You may elect to have income taxes withheld if you want, but this may be disadvantageous. Unless you elect, there will be no withholding. Note:
          If a conversion, rollover or transfer from a Traditional IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same calendar year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different calendar year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

          If you are making a rollover or a transfer from an existing Traditional IRA with a different custodian or trustee, check Box 3. A rollover or transfer from an existing Traditional IRA means that the taxable amount in the existing Traditional IRA will be treated as additional income on your income tax return.

          You can also convert, transfer or rollover a SEP IRA account you have as part of an employer simplified employee pension program, or a SIMPLE IRA you have as part of an employer SIMPLE IRA program. (A SIMPLE IRA must have been in existence at least two years before it can be converted to a Roth IRA.) Fill out Part 2 as if you were converting, transferring or rolling over a Traditional IRA.

          If you are making a rollover or a transfer from another Roth IRA with a different trustee or custodian, check Box 4. Provide the requested information where indicated.

     *    In Part 3, indicate your investment choices.

     * In Part 4, indicate your Primary and Alternate Beneficiaries. (Signature by your spouse on the spousal waiver may be needed if you reside in a community or marital property state and if the beneficiary is other than your spouse.)

     *    Sign and date the Adoption Agreement in Part 5 at the end.

3. If you are transferring assets from an existing IRA to this IRA, complete the Universal IRA Transfer of Assets Form.

4. The Custodial fees for maintaining your IRA are listed in the fees and expenses section of Part Three of the Disclosure Statement. If you are paying by check, enclose a check for the correct amount payable as specified below. If you do not pay by check, the correct amount will be taken from your Account.

5. Check to be sure you have properly completed all necessary forms and enclosed a check for the Custodial fees (unless being withdrawn from your Account) and a check for the first contribution to your Traditional or Roth IRA (if applicable). Your Traditional IRA or Roth IRA cannot be accepted without the properly completed documents.

All checks should be payable to: "Permanent Portfolio Family of Funds, Inc."

Send the completed forms and checks to:

                  The Permanent Portfolio Family of Funds, Inc.
                     c/o Chase Global Funds Services Company
                                  P.O. Box 2798
                           Boston, Massachusetts 02208
                        (for overnight delivery services,
                                73 Tremont Street
                          Boston, Massachusetts 02108)
                                 1-800-341-8900
                             In Mass. 1-617-557-8000

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                       State Street Bank and Trust Company
           Universal Individual Retirement Account Custodial Agreement
                               Adoption Agreement


     I, the person signing this Adoption Agreement (hereinafter called the "Depositor"), establish an Individual Retirement Account ("IRA"), which is either a Traditional IRA or a Roth IRA, as indicated below, (the "Account") with State Street Bank and Trust Company as Custodian ("the Bank"). A Traditional IRA operates under Internal Revenue Code Section 408(a). A Roth IRA operates under Internal Revenue Code Section 408A. I agree to the terms of my Account, which are contained in the applicable provisions of the document entitled "State Street Bank and Trust Company Universal Individual Retirement Account Custodial Agreement" and this Adoption Agreement. I certify the accuracy of the information in this Adoption Agreement. My Account will be effective upon acceptance by State Street Bank and Trust Company.


Part 1.Depositor Information             Social Security Number

                                                     -         -
                                         --  --  --    --  --     --  --  --  --
--------------------------------------
Print Full Name


---------------------------------------  ---------------------------------------
Address                                  U. S. State or Foreign Country of
                                         Permanent Residence


---------------------------------------  ---------------------------------------
                                         Date of Birth

                                         (     )
---------------------------------------  ---------------------------------------
City                State      Zip       Daytime Telephone No.
--------------------------------------------------------------------------------
Part 2. IRA Election

INSTRUCTIONS: To establish a Traditional IRA, check Box A and complete that section. To establish a Roth IRA, check Box B and complete that section. (In either case, complete Part 3 to select your investment choices, and sign at the end of Part 5.)

--   A.   TRADITIONAL  IRA -- By checking this box, I designate  my Account as a
          Traditional IRA under Code Section 408(a). (Complete 1, 2, 3, 4 or 5 below to indicate the type of Traditional IRA you are opening. Check box 6, if applicable.)

     1.-- Annual Contributions

          Current Contribution for the year               .   Check enclosed for
                                           ---------------
          $                   .
          --------------------

          This contribution does not exceed the maximum permitted amount as described in the Traditional IRA Disclosure Statement.

     2.-- Transfer

          Transfer of existing Traditional IRA directly from current Custodian or Trustee. Complete the Universal IRA Transfer of Assets Form.

          -- The transferring IRA held annual contributions by me (or amounts transferred or rolled over from another IRA holding annual contributions).

          -- The transferring IRA held only amounts that were originally contributions to an employer qualified plan or 403(b) plan.

     3.-- Rollover

          The requirements for a valid rollover are complex. See the Traditional IRA Disclosure Statement for additional information and consult your tax adviser for help if needed. Check enclosed for
          $                             .
            ----------------------------

          -- Rollover of a qualifying rollover distribution to the Depositor from an employer plan or 403(b) arrangement, or rollover from another Traditional IRA which held only assets distributed to Depositor from an employer plan or 403(b) arrangement and to which the Depositor made no direct contributions.

          --   Rollover  of   distribution   to  the   Depositor   from  another
               Traditional IRA that held amounts that originated from annual contributions by the Depositor.

     4.-- Direct Rollover

          -- Direct rollover of an eligible distribution from a qualified plan.

          -- Direct rollover of an eligible distribution from a 403(b) account or annuity.

               Direct rollovers are described in the Traditional IRA Disclosure Statement. Complete the Universal IRA Transfer of Assets Form.

     5.-- Recharacterization of existing Roth IRA

          --   with  State  Street  Bank and Trust  Company as  Custodian.  Give
               current  Roth  IRA  Account  No.:                 .   Put  amount
                                                  ---------------
               recharacterized,   if   less   than   entire   account   balance:
               $             .   (If  no  amount  is  inserted   here,  we  will
                -------------
               recharacterize the entire account balance.)

          -- with another Custodian or Trustee: Complete the Universal IRA Transfer of Assets Form.

     6.-- SEP Provision
          check here if the Depositor intends to use this Account in connection with a SEP Plan or grandfathered SARSEP Plan established by the Depositor's employer.


--   B.   ROTH IRA -- By checking this box, I designate my Account as a Roth IRA under Code Section 408A. (Complete 1, 2, 3 or 4 below to indicate the type of Roth IRA you are opening.)

     1.-- Annual Contributions

          Current Contribution  for the  year            .  Check  enclosed  for
                                              -----------
          $                   .
           -------------------

          This contribution does not exceed the maximum permitted amount as described in the Roth IRA Disclosure Statement.

     2.-- Conversion  of  existing  Traditional  IRA with State  Street  Bank as
          Custodian  or Trustee to a Roth IRA with State  Street  Bank.  Current
          Traditional IRA Account No.:                      .
                                      ----------------------

          Amount Converted:

               --  All

               --  Part (specify how much): $                        .
                                              -----------------------

          Tax Withholding Election for Conversion
          Under IRS rules, a conversion of a Traditional IRA to a Roth IRA is treated for income tax purposes as a distribution of taxable amounts in the Traditional IRA. IRS rules also require the custodian to withhold 10% of the conversion amount for federal income taxes unless you elect no withholding below. See IRS Publication 505, "Tax
          Withholding and Estimated Tax" for more information. State tax withholding may also apply if federal income tax is withheld.

          Caution: Withholding income taxes from the amount converted (instead of paying applicable income taxes from another source) may adversely impact the expected financial benefits of converting from a Traditional to a Roth IRA (consult your financial adviser if you have a question). Because of this impact, by electing to convert a Traditional IRA to a Roth IRA, you are deemed to elect no withholding unless you check the box below:

               --   Withhold 10% for federal income taxes (if you want a greater
                    percentage, put it here:              %).
                                             -------------
     3.-- Rollover or Transfer from existing Traditional IRA with a Custodian or Trustee other than State Street Bank to a Roth IRA with State Street Bank.

     4.-- Rollover or Transfer from existing Roth IRA with another Custodian or Trustee to a Roth IRA with State Street Bank.

          Date existing Roth IRA was originally opened:
                                                        --------------
          -- Check this box if this rollover or transfer contains any amounts converted from a Traditional IRA to a Roth IRA in calendar year 1998.

          Complete the Universal IRA Transfer of Assets Form if either 3 or 4 is checked and the transaction is a transfer (as opposed to a rollover).

     Note: To facilitate proper recordkeeping and tax reporting for your Roth IRA, we require separate Roth IRA accounts to hold annual contributions and to hold conversion amounts. If you wish to make both annual contributions and conversion contributions by converting, transferring or rolling over an existing Traditional IRA, please complete different Adoption Agreements to set up separate Roth IRAs. If you are transferring or rolling over an existing Roth IRA, please set up separate Roth IRAs for a transfer/rollover of an annual contributions Roth IRA and a conversion Roth IRA.
--------------------------------------------------------------------------------
Part 3. Investments

Invest contributions to my Account as follows:

     --   Permanent  Portfolio  invests in gold,  silver,
          Swiss  franc  assets, stocks of real estate and
          natural resource companies,  aggressive U.S.
          stocks, and high-grade U.S. dollar assets.                           %
                                                                           ----

     --   Treasury Bill Portfolio invests exclusively
          in U.S.Treasury securities.                                          %
                                                                           ----

     --   Aggressive  Growth  Portfolio  invests in
          aggressive U.S. stock market investments.                            %
                                                                           ----

     --   Versatile Bond Portfolio invests in short-term,
          high-grade  corporate bonds.                                         %
                                                                           ----
                                                           Must Total       100%

     I acknowledge that I have sole responsibility for my investment choices and that I have received the current prospectus of Permanent Portfolio Family of Funds, Inc. (the "Fund"). Please read the Fund's prospectus before investing.

     --   Portfolio Switching (Exchange)

     I authorize  Permanent  Portfolio Family of Funds,  Inc. to honor portfolio
     switching  instructions   (instructions  to  exchange  one  investment  for
     another) received by telephone or in writing without signature guarantee.

Part 4. Designation of Beneficiary

Note: Any amount remaining in the Account that is not disposed of by a proper Designation of Beneficiary will be distributed to your estate (unless otherwise required by the laws of your state of residence). You may change the beneficiary(ies) named below at anytime by filing a new Designation of Beneficiary with the Custodian. Any subsequent Designation filed with the Custodian will revoke all prior Designations, even if the subsequent designation does not dispose of your entire account.

As Depositor, I hereby make the following Designation of Beneficiary in accordance with the State Street Bank and Trust Company Traditional Universal Individual Retirement Account Custodial Agreement, or Roth Universal Individual Retirement Custodial Agreement:

In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Beneficiary.

Primary Beneficiary or Beneficiaries:

   Name        Relationship  Date of Birth  Social Security Number    Proportion

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------


If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Alternate
Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

Alternate Beneficiary or Beneficiaries:

     Name      Relationship  Date of Birth  Social Security Number    Proportion

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------

------------   ------------  -------------  -----------------------   ----------


IMPORTANT: This Designation of Beneficiary may have important tax or estate planning effects. Also, if you are married and reside in a community property or marital property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin), you may need to obtain your spouse's consent if you have not designated your spouse as primary beneficiary for at least half of your Account. See your lawyer or other tax professional for additional information and advice.

--------------------------------------------------------------------------------
SPOUSAL (This section should be reviewed if the Depositor is married and CONSENT designates a beneficiary other than the spouse. It is the Depositor's responsibility to determine if this section applies. The Depositor may need to consult with legal counsel. Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the Depositor to provide proper spousal consent.)

          I am the spouse of the above-named Depositor. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community or marital property interest in this IRA, I have been advised to see a tax professional or legal adviser.

          I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Custodian or Sponsor.


          ------------------------------------------     -----------------------
          SIGNATURE OF SPOUSE                            DATE

          ------------------------------------------     -----------------------
          SIGNATURE OF WITNESS FOR SPOUSE                DATE
--------------------------------------------------------------------------------
Part 5.   Certifications and Signatures

If the Depositor has indicated a Traditional IRA Rollover or Direct Rollover above, the Depositor certifies that the contribution does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions) or 403(b) arrangement; that any assets transferred in kind by the Depositor are the same assets received by the Depositor in the distribution being rolled over; if the distribution is from another Traditional IRA, that the Depositor has not made another rollover within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to this Account; and that no portion of the amount rolled over is a required minimum distribution under the required distribution rules.

If the Depositor has indicated a Conversion, Transfer or a Rollover of an existing Traditional IRA to a Roth IRA, the Depositor acknowledges that the amount converted will be treated as taxable income (except for any prior nondeductible contributions) for federal income tax purposes, and certifies that no portion of the amount converted, transferred or rolled over is a required minimum distribution under applicable rules. If the Depositor has elected to convert an existing Traditional IRA with State Street Bank and Trust Company as Custodian to a Roth IRA (Item 2 of Part B above) and has elected no withholding, the Depositor understands that the Depositor may be required to pay estimated tax and that insufficient payments of estimated tax may result in penalties. If the Depositor has indicated a rollover from another Roth IRA (Item 4 of Part B above), the Depositor certifies that the information given in Item 4 is correct and acknowledges that adverse tax consequences or penalties could result from giving incorrect information. The Depositor certifies that any rollover contribution to the Roth IRA was completed within 60 days after the amount was withdrawn from the other IRA.

The Depositor has received and read the applicable sections of the "State Street Bank and Trust Company Universal Individual Retirement Account Disclosure Statement" relating to this Account (including the Custodian's fee schedule), the "State Street Bank and Trust Company Universal Individual Retirement Account Custodial Agreement", and the "Instructions" pertaining to this Adoption Agreement. The Depositor acknowledges receipt of the Universal Individual
Retirement  Account  Custodial  Adoption  Agreement  and  Universal   Individual
Retirement Account Disclosure Statement at least 7 days before the date inscribed below and acknowledges that the Depositor has no further right of revocation.

The Depositor acknowledges that it is his/her sole responsibility to report all contributions to or withdrawals from the Account correctly on his or her tax returns, and to keep necessary records of all the Depositor's IRAs (including any that may be held by another Custodian or Trustee) for tax purposes. All forms must be acceptable to the Custodian and dated and signed by the Depositor.


-------------------------------  Custodian  Acceptance.  State  Street  Bank and
Signature of Depositor           Trust  Company   will   accept  appointment  as
                                 Custodian   of   the    Depositor's    Account.
                                 However,  this  Agreement is  not  binding upon
                                 the  Custodian until the Depositor has received
                                 a statement confirming the initial  transaction
Date                             for the Account.  Receipt by  the  Depositor of
     --------------------------  a  confirmation  of the  purchase  of  the Fund
                                 shares   indicated    above   will   serve   as
                                 notification   of  State  Street Bank and Trust
                                 Company's    acceptance   of   appointment   as
                                 Custodian of the Depositor's Account.

                                 STATE  STREET BANK AND TRUST COMPANY, CUSTODIAN

                                 By
                                      ------------------------------------------

                                 Date
                                      ------------------------------------------

If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must also sign the Adoption Agreement here. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor.

                      ----------------------------------------------------------
                      Signature of Parent or Guardian

     RETAIN A PHOTOCOPY OF THE COMPLETED ADOPTION AGREEMENT FOR YOUR RECORDS

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                       State Street Bank and Trust Company
           Universal Individual Retirement Account Custodial Agreement
                      Universal IRA Transfer of Assets Form

--------------------------------------------------------------------------------
1.   NAME AND ADDRESS OF DEPOSITOR

     Name
             -------------------------------------------------------------------
     Address
             -------------------------------------------------------------------
             Street                       City               State           Zip

             -------------------------------------------------------------------
     Day Telephone No.(    )              Social Security No.
                      -------------------                   --------------------

--------------------------------------------------------------------------------
2.   IDENTIFICATION OF RECEIVING ACCOUNT

     This a transfer to a State Street Bank and Trust Company

     -- Traditional IRA*     -- SEP IRA*      -- Roth IRA**     -- SIMPLE IRA***

     * You may not transfer from a Roth IRA to a Traditional IRA or a simplified employee pension SEP IRA or SIMPLE IRA (unless this is a recharacterization transaction as permitted under IRS rules-consult the IRS or a tax professional for assistance, if needed). Transfers to a Traditional IRA or SEP IRA may be made from another Traditional IRA or SEP IRA, qualified employer plan, 403(b) arrangement, or a SIMPLE IRA account (but not until at least 2 years after the first contribution to your SIMPLE IRA account).

     ** Transfers to a Roth IRA are possible from another Roth IRA, from a Traditional IRA, from a SEP IRA, or from a SIMPLE IRA (but not until at least 2 years after the first contribution to the SIMPLE IRA account), not from other types of tax-deferred accounts. A transfer to a Roth IRA from another IRA will trigger federal income tax on the taxable amount transferred from the other IRA. Note: If a conversion, rollover or transfer from a Traditional IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same calendar year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different calendar year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

     *** Transfers to a SIMPLE IRA may be made only from another SIMPLE IRA. During the first two years after a SIMPLE IRA is established, transfers from the SIMPLE IRA may be made only to another SIMPLE IRA; after two years, transfers may be made from a SIMPLE IRA to a Traditional IRA or to a Roth IRA.

     If you already have a  Traditional  IRA,  SEP IRA,  SIMPLE IRA or Roth IRA,
     indicate the Account No.:                            .
                               ---------------------------
--------------------------------------------------------------------------------
3. TAX WITHHOLDING ELECTION (Complete Only For Transfer From Another Type of IRA to a ROTH IRA)

     Under IRS rules, a transfer or a Traditional IRA, SEP IRA or SIMPLE IRA to a Roth IRA is treated for income tax purposes as a distribution of taxable amounts in the other IRA. IRS rules also require the custodian to withhold 10% of the amount transferred for federal income taxes unless no withholding has been elected. See IRS Publication 505, "Tax Withholding and Estimated Tax" for more information. State tax withholding may also apply if federal income tax is withheld. Caution: Withholding income taxes from the amount transferred (instead of paying applicable income taxes from another source) may adversely impact the expected financial benefits of transferring from another IRA to a Roth IRA (consult your financial adviser if you have a question). Because of this impact, by electing to convert a Traditional IRA to a Roth IRA, you are deemed to elect no withholding unless you check the box below: in so doing, by signing this form, you acknowledge that you may be required to pay estimated tax and that insufficient payments of estimated tax may result in penalties.

     --   Withhold  10%  for  federal  income  taxes  (if  you  want  a  greater
          percentage, put it here:     %).
                                   ----

--------------------------------------------------------------------------------
4.   INSTRUCTIONS TO PRESENT IRA CUSTODIAN OR TRUSTEE (Completed by Depositor)

     Name of Custodian/Trustee
                               -------------------------------------------------

     Attention: Mr./Ms.
                       ---------------------------------------------------------

     Address
             -------------------------------------------------------------------
              Street                  City                   State      Zip

     Identification of Sending Account (including Account No.)
                                                               -----------------

     Please transfer assets from the above account to State Street Bank and Trust Company. Transfer should be in cash according to the following instructions:

     --   Transfer the total amount in my    or   --  Transfer $             and
          Account.                                              -------------
                                                      retain the balance.

     Make check payable to:

     -----------------------------------

     -----------------------------------

     -----------------------------------

--------------------------------------------------------------------------------
5.   INVESTMENT  INSTRUCTIONS TO STATE STREET BANK AND TRUST COMPANY
     (Depositor -- check one box and complete if necessary)

         -- Invest the transferred amount in accordance with the investment instructions in the Adoption Agreement for my State Street Bank and Trust Company Individual Retirement Account Custodial Agreement.

         -- Invest the transferred
            amount as follows:         Permanent Portfolio              -------%

                                       Treasury Bill Portfolio          -------%

                                       Aggressive Growth Portfolio      -------%

                                       Versatile Bond Portfolio         -------%

                                       Must Total                           100%

I acknowledge that I have sole responsibility for my investment choices and that I have received the Fund's current prospectus. Please read the prospectus before investing.

I understand that the requirements for a valid transfer to a Traditional IRA, SEP IRA, Roth IRA or SIMPLE IRA are complex and that I have the responsibility for complying with all requirements and for the tax results of any such transfer.

--------------------------------------------------------------------------------
6.   SIGNATURE OF DEPOSITOR

     The undersigned certifies to the present IRA Custodian or Trustee that the undersigned has established a successor Individual Retirement Account meeting the requirements of Internal Revenue Code Section 408(a), 408(k), 408(p) or 408A (as the case may be) to which assets will be transferred, and certifies to State Street Bank and Trust Company that the IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(a), 408(k), 408(p) or 408A (as the case may be).

     ------------------------------        -------------------------------------
                 Date                              Signature of Depositor

     SIGNATURE GUARANTEE (only if required by current Custodian or Trustee; signature by a notary public is not acceptable)
                                     ---

     Signature guaranteed by:
                              --------------------------------------------------
                              Name of Bank or Dealer Firm

                              --------------------------------------------------
                              Signature of Officer and Title

--------------------------------------------------------------------------------
7.   ACCEPTANCE  BY NEW  CUSTODIAN  (Completed  by State  Street  Bank and Trust
     Company)

     State Street Bank and Trust Company agrees to accept transfer of the above amount for deposit to the Depositor's State Street Bank and Trust Company Individual Retirement Account, and requests the liquidation and transfer of assets as indicated above.

     By:                                                  Date:
        -------------------------------------------------      -----------------

                       State Street Bank and Trust Company
                     Universal Individual Retirement Account
                              Disclosure Statement

                   Part One: Description of Traditional IRAs
                   -----------------------------------------
SPECIAL NOTE

     Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs beginning January 1, 1998.

     IRAs described in these pages are called "Traditional IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs.

     Traditional IRAs described in this Disclosure Statement may be used as part of a simplified employee pension "SEP" plan maintained by your employer. Under a SEP your employer may make contributions to your Traditional IRA, and these contributions may exceed the normal limits on Traditional IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a "SIMPLE IRA" program maintained by your employer. Employers provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Traditional IRAs may be used in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Traditional
IRA) is required.

YOUR TRADITIONAL IRA

     This Part One contains information about your Traditional Individual Retirement Account with State Street Bank and Trust Company as Custodian. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

ELIGIBILITY

What are the eligibility requirements for a Traditional IRA?

     You are eligible to establish and contribute to a Traditional IRA for a year if:

* You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

*    You did not reach age 70 1/2 during the year.

Can I contribute to a Traditional IRA for my spouse?

     For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a Spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

When can I make contributions to a Traditional IRA?

     You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How Much Can I Contribute to my Traditional IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

     If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Traditional IRA is $2,000 for the year.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse's) Traditional IRA and Roth IRA for a single calendar year is $2,000.

How do I know if my contribution is tax deductible?

     The deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Traditional IRA is deductible.

     If you are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below).

     Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Traditional IRA will be deductible. If your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

     An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Traditional IRA will be only partly deductible starting at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

How do I determine my or my spouse's "active participant" status?

     Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

     In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Traditional IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

What are the deduction restrictions for active participants?

     If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse's Traditional IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.

                                          FOR ACTIVE PARTICIPANTS - 1998
                            -------------------------------------------------------------------------
                                 If You Are                If You Are          Then Your Traditional
                                   Single            Married Filing Jointly     IRA Contribution Is
                            -------------------------------------------------------------------------
                            -------------------------------------------------------------------------
                                    Up to                    Up to                     Fully
                                 Lower Limit              Lower Limit                Deductible
                              ($30,000 for 1998)        ($50,000 for 1998)
                            -------------------------------------------------------------------------

 Adjusted                    More than Lower Limit    More than Lower Limit            Partly
 Gross                           but less than            but less than              Deductible
 Income (AGI)                     Upper Limit             Upper Limit
 Level                        ($40,000 for 1998)       ($60,000 for 1998)
                            -------------------------------------------------------------------------
                              Upper Limit or more     Upper Limit or more               Not
                                                                                     Deductible
                            -------------------------------------------------------------------------

The Lower Limit and the Upper Limit will change for 1999 and later years. The Lower Limit and Upper Limit for these years are shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000).

                         TABLE OF LOWER AND UPPER LIMITS
-----------------------------------------------------------------------------------------
        Year                       Single                             Married
                                                                   Filing Jointly
------------------      -----------------------------      ------------------------------
                        Lower Limit       Upper Limit      Lower Limit       Upper Limit
------------------      -----------------------------      ------------------------------
        1999              $31,000           $41,000          $51,000           $ 61,000

        2000              $32,000           $42,000          $52,000           $ 62,000

        2001              $33,000           $43,000          $53,000           $ 63,000

        2002              $34,000           $44,000          $54,000           $ 64,000

        2003              $40,000           $50,000          $60,000           $ 70,000

        2004              $45,000           $55,000          $65,000           $ 75,000

        2005              $50,000           $60,000          $70,000           $ 80,000

        2006              $50,000           $60,000          $75,000           $ 85,000

      2007 and            $50,000           $60,000          $80,000           $100,000
       later
-----------------------------------------------------------------------------------------

How do I calculate my deduction if I fall in the "partly deductible" range?

     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. When you fall in the "partly deductible" range, the deductible amount is the greater of the amount calculated or $200 (provided you contribute at least $200). If your contribution is less than $200, then the entire contribution is deductible.

     For example, assume that you make a $2,000 contribution to your Traditional IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

1. The amount by which your AGI exceeds the lower limit of the partly deductible range:
                                    ($57,555-$50,000) = $7,555

2.   Divide this by $10,000:        $ 7,555
                                    -------  = 0.7555
                                    $10,000

3.   Multiply this by your contribution limit: 0.7555 x $2,000 = $1,511

4.   Subtract this from your contribution:     ($2,000 - $1,511) = $489

5.   Round this down to the nearest $10: = $480

6.   Your deductible contribution is the greater of this amount or $200.

Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse's Traditional IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606.

How do I determine my AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What happens if I contribute more than allowed to my Traditional IRA?

     The maximum  contribution  you can make to a  Traditional  IRA generally is
$2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible
                                       ------------                   ----------
limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I correct an excess contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

What happens if I don't correct the excess contribution by the tax return due date?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Traditional IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are excess contributions treated if none of the preceding rules apply?

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum contribution amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

Are the earnings on my Traditional IRA funds taxed?

     Any dividends on or growth of the investments held in your Traditional IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Traditional IRA is revoked (this is described in Part Three of this Disclosure Statement).

TRANSFERS/ROLLOVERS

Can I transfer or roll over a distribution I receive from my employer's retirement plan into a Traditional IRA?

     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Traditional IRA. The main exceptions are:

* payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

*    installment payments for a period of 10 years or more,

* required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later),

*    payments of employee after-tax contributions, and

* starting in 1999, hardship withdrawals from a 401(k) plan or a 403(b) arrangement.

     If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. This is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your Traditional IRA.

     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

     NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

     The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRS if you have a question about rollovers.

Once I have rolled over a plan distribution into a Traditional IRA, can I subsequently roll over into another employer's qualified retirement plan?

     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Traditional IRA holding it to another qualified plan. However, the Traditional IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the Traditional IRA cannot contain any annual contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Traditional IRAs established with rollovers from 403(b) arrangements.

Can I make a rollover from my Traditional IRA to another Traditional IRA?

     You may make a rollover from one Traditional IRA to another Traditional IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Traditional IRA. After making such a regular rollover from one Traditional IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Traditional IRA custodian to transfer amounts directly to another Traditional IRA custodian; such a direct transfer does not count as a rollover.)

What happens if I combine rollover contributions with my annual contributions in one IRA?

     If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Traditional IRAs by completing two Adoption Agreements and two sets of forms. You should consult a tax adviser before making your annual contribution to the Traditional IRA you established with rollover contributions (or make a rollover contribution to the Traditional IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit any future rollover out of the Traditional IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as an Annual Contributions IRA on the Adoption Agreement (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account.

How do rollovers affect my contribution or deduction limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

What about converting my Traditional IRA to a Roth IRA?

     The rules for converting a Traditional IRA to a Roth IRA, or making a rollover from a Traditional IRA to a Roth IRA, are described in Part Two below.

WITHDRAWALS

When can I make withdrawals from my Traditional IRA?

     You  may  withdraw  from  your  Traditional  IRA  at  any  time.   However,
withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

     If you have not withdrawn the total amount held in your Traditional IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does not apply to Traditional
IRAs.                                                 ---

     The minimum withdrawal amount is determined by dividing the balance in your Traditional IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax adviser for assistance.

     The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

How are withdrawals from my Traditional IRA taxed?

     Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Amounts withdrawn may be subject to income tax withholding by the custodian unless you elect not to have withholding. See Part Three below for additional information on withholding. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

         The 10% penalty tax for early withdrawal will not apply if:

*    The distribution was a result of your death or disability.

* The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.

* The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

     There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

* The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

     If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

* The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

* The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

* Starting in the year 2000, the distribution is made pursuant to an IRS levy to pay overdue taxes.

How are nondeductible contributions taxed when they are withdrawn?

     A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

     For  example,   assume  that  you  made  the  following   Traditional   IRA
contributions:

         Year               Deductible        Nondeductible
         ----               ----------        -------------
         1995               $2,000
         1996               $2,000
         1997               $1,000               $1,000
         1998                                    $1,000
                            ------               ------
                            $5,000               $2,000

     In addition assume that your Traditional IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of December 31, 1998 is $7,500 as shown in the next column.

Deductible Contributions                         $5,000
Nondeductible Contributions                      $2,000
Earnings On IRA                                  $1,000
Less 1998 Withdrawal                             $  500
                                                 ------
Total Account Balance as of December 31, 1998    $7,500

     To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of December 31, 1998 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

     Total Remaining
  Nondeductible Contributions   $2,000 x $500 = $ 125
  ---------------------------   ------
     Total Account Balance      $8,000

     Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

     A loss in your Traditional IRA investment may be deductible. You should consult your tax adviser for further details on the appropriate calculation for this deduction if applicable.

Is there a penalty tax on certain large withdrawals or accumulations in my IRA?

     Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.
                                                                --------

Important:  Please see Part Three below  which  contains  important  information
----------
applicable to all State Street Bank and Trust Company IRAs.
              ---

                       Part Two: Description of Roth IRAs
                       ----------------------------------

SPECIAL NOTE

     Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January 1, 1998.

     Roth IRAs are available for the first time in 1998. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

     Traditional IRAs, which have existed since 1975, are still available. Contributions to a Traditional IRA may be tax-deductible. Earnings and gains on amounts while held in a Traditional IRA are tax-deferred. Withdrawals are subject to federal income tax (except for prior after-tax contributions which may be recovered without additional federal income tax).

     This Part Two does not describe Traditional IRAs. If you wish to review information about Traditional IRAs, please see Part One of this Disclosure Statement.

     This Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.

YOUR ROTH IRA

     Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

ELIGIBILITY

What are the eligibility requirements for a Roth IRA?

     You are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for Roth IRA purposes.

     In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

Can I contribute to Roth  IRA for my spouse?

     If you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "Spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a Spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

     Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

CONTRIBUTIONS

When can I make contributions to a Roth IRA?

     You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your
                                      ---
federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999 to establish and make a contribution to a Roth IRA for 1998.

How much can I contribute to my Roth IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

     Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Traditional IRA for a year, your maximum Roth IRA contribution for that year will be $1,500. (Note: the Roth IRA contribution limit is not reduced by contributions made to either a SEP IRA
                           ---
or a SIMPLE IRA; salary reduction contributions by you are considered employer contributions for this purpose.)

     If you and your spouse have Spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

     As  noted   above,   the  Spousal  Roth  IRA  limits  are  reduced  by  any
contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

     For taxpayers with high income levels, the contribution limits may be reduced (see below).

Are contributions to a Roth IRA tax deductible?

     Contributions to a Roth IRA are not deductible.  This is a major difference
                                     ---
between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

Are the earnings on my Roth IRA funds taxed?

     Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn
                                                    ---
by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

Which is better, a Roth IRA or a Traditional IRA?

     This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Traditional IRA may depend upon a number of other factors including, but not limited to: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

     Consult a qualified tax or financial adviser for assistance on this question.

Are there any restrictions on contributions to my Roth IRA?

     Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

                                              ROTH IRA CONTRIBUTION LIMITS
                    ---------------------------------------------------------------------------------
                          If You Are                 If You Are                Then Your Roth
                            Single              Married Filing Jointly        IRA Contribution Is
                    ---------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------
                            Up to                      Up to                         Full
                           $95,000                   $150,000                    Contribution
                    ---------------------------------------------------------------------------------
 Adjusted              More than $95,000          More than $150,000
 Gross                   but less than              but less than
 Income (AGI)              $110,000                   $160,000
 Level                                                                        Reduced Contribution
                                                                             (see explanation below)
                    ---------------------------------------------------------------------------------
                           $110,000                   $160,000                Zero (No Contribution)
                            and up                     and up
                    ---------------------------------------------------------------------------------

     Note: If you are a married taxpayer filing separately, your maximum Roth IRA contribution limit phases out over the first $10,000 of adjusted gross income. If your AGI is $10,000 or more you may not contribute to a Roth IRA for the year.

How do I calculate my limit if I fall in the "reduced contribution" range?

     If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round down to the nearest $10. With AGI in the reduced contribution range, the contribution limit is the greater of the amount calculated or $200.

     For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:
                                           ($157,555-$150,000) = $7,555

2.   Divide this by $10,000:               $ 7,555
                                           -------
                                           $10,000 =  0.7555

3.   Multiply this by $2,000 (or your
     compensation for the  year, if less): 0.7555 x $2,000 = $1,511

4.   Subtract this from your $2,000 limit: ($2,000 - $1,511) = $489

5.   Round this down to the nearest $10 =  $480

6.   Your contribution limit is the greater of this amount or $200.

     Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA.

How do I determine my AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

     There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is not reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includible in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year.

What happens if I contribute more than allowed to my Roth IRA?

     The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

     An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

How can I correct an excess contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

What happens if I don't correct the excess contribution by the tax return due date?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty.

     You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

CONVERSION OF EXISTING TRADITIONAL IRA

Can I convert an existing Traditional IRA into a Roth IRA?

     Yes, you can convert an existing Traditional IRA into a Roth IRA if you meet the eligibility requirements described below. Conversion may be accomplished in any of three ways: First, you can withdraw the amount you want to convert from your Traditional IRA and roll it over to a Roth IRA within 60 days. Second, you can establish a Roth IRA and then direct the custodian of your Traditional IRA to transfer the amount in your Traditional IRA you wish to convert to the new Roth IRA. Third, if you want to convert an existing Traditional IRA with State Street Bank as custodian to a Roth IRA, you may give us directions to convert; we will convert your existing account when the paperwork to establish your new Roth IRA is complete.

     You are eligible to convert a Traditional IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert. However, if you file separately and have lived apart from your spouse for the entire taxable year, you are considered not married, and the fact that you are filing separately will not prevent you from converting.

     If you accomplish a conversion by withdrawing from your Traditional IRA and rolling over to a Roth IRA within 60 days, the requirements in the preceding sentence apply to the year of the withdrawal (even though the rollover contribution occurs in the following calendar year).

     Caution; If you have reached age 70 1/2 by the year when you convert another non-Roth IRA you own to a Roth IRA, be careful not to convert any amount that would be a required minimum distribution under the applicable age 70 1/2 rules. Under current IRS regulations, required minimum distributions may not be converted.

What happens if I change my mind about converting?

     You can undo a conversion by notifying the custodian or trustee of each IRA (the custodian of the first IRA - the Traditional IRA you converted - and the custodian of the second IRA - the Roth IRA that received the conversion). The amount you want to unconvert by transferring back to the first custodian is treated as if it had not been converted. This is called "recharacterization."

     If you want to recharacterize a converted amount, you must do so before the due date (including any extensions you receive) for your federal income tax return for the year of the conversion. Any net income on the amount recharacterized must accompany it back to the Traditional IRA.

     Under current IRS rules, you can recharacterize for any reason. For example, you would recharacterize if you converted early in a year and then turned out to be ineligible because your income was over the $100,000 limit. Also, if you convert and then recharacterize during a year, you can then convert to a Roth IRA a second time if you wish. Under the current IRS rules, there is no limit on the number of times you can convert, recharacterize and then convert again during a year, and no restrictions on the reasons for doing so. However, if you convert an amount more than twice in a year, any additional conversion transactions will be disregarded when determining the amount of income taxes you have to pay because of the conversion (see below).

     For example, suppose you converted a Traditional IRA with $100,000 in it to a Roth IRA early in 1998. You will owe income taxes on $100,000 (assuming the Traditional IRA held all taxable amounts). The market value of your Roth IRA declines to $80,000, so you recharacterize it back to a Traditional IRA, and then convert the Traditional IRA a second time to a Roth IRA. You will have to pay income taxes on $80,000 for the second conversion, rather than on $100,000. The value of the Roth IRA declines further and, in late 1998 the Roth IRA is worth $60,000, so you recharacterize back to a Traditional IRA and then convert it to a Roth IRA a third time. This last conversion is disregarded for income tax purposes, and you will still have to pay income taxes on $80,000 under this example.

     Note: conversions from a Traditional IRA to a Roth IRA that failed because you did not meet the eligibility requirements (more than $100,000 of AGI or married but not filing jointly) and which you then recharacterize do not count when applying these rules. Similarly, any conversions before November 1, 1998 do not count when applying these rules. (Caution: As you can see, these rules are very complex; be sure to consult a competent tax professional for assistance. Also, the limits on the number of conversions that will be recognized for income tax purposes apply for 1998 and 1999. The IRS may adopt different rules thereafter, or may change the foregoing rules to provide different limits on the number of conversions permitted or the acceptable reasons for recharacterizing-check with your tax adviser for the latest developments.)

     Under current IRS rules, Recharacterization is not restricted to amounts you converted from a Traditional IRA to a Roth IRA. You can, for example, make an annual contribution to a Traditional IRA and recharacterize it as a contribution to a Roth IRA, or vice versa. You must make the election to recharacterize by the due date for your tax return for the year and follow the procedures summarized above.

What are the tax results from converting?

     The taxable amount in your Traditional IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior non-deductible contributions to the Traditional IRA.

     If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001. If you want to treat all the income as 1998 income (not spread over four years), you can elect to do so on Form 8606 filed with your 1998 federal income tax return.

     If you convert a Traditional IRA (or a SEP IRA or SIMPLE IRA -- see below) to a Roth IRA, under IRS rules income tax withholding will apply unless you elect not to have withholding. The Adoption Agreement or the Universal IRA Transfer of Assets Form has more information about withholding. However, withholding income taxes from the amount converted (instead of paying applicable income taxes from another source) may adversely affect the anticipated financial benefits of converting. Consult your financial adviser for more information.

Can I convert a SEP IRA or SIMPLE IRA account to a Roth IRA?

     If you have a SEP IRA as part of an employer  simplified  employee  pension
(SEP) program, or a SIMPLE IRA as part of an employer SIMPLE IRA program, you can convert the IRA to a Roth IRA. However, with a SIMPLE IRA account, this can be done only after the SIMPLE IRA account has been in existence for at least two years. You must meet the eligibility rules summarized above to convert.

Should I convert my Traditional IRA to a Roth IRA?

     Only you can answer this question, in consultation with your tax or financial advisers. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

TRANSFERS/ROLLOVERS

Can I transfer or roll over a distribution I receive from my employer's retirement plan into a Roth IRA?

     Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are not eligible for
                                                               ---
rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to Roth IRA (see above). Consult your tax or financial adviser for further information on this possibility.

Can I make a rollover from my Roth IRA to another Roth IRA?

     You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

How do rollovers affect my Roth IRA contribution limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

WITHDRAWALS

When can I make withdrawals from my Roth IRA?

     You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

When must I start making withdrawals?

     There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.

     After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 1/2 had you lived.

What are the requirements for a tax-free withdrawal?

     To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

*    You are age 59 1/2 or older when you make the withdrawal.

*    The withdrawal is made by your beneficiary after you die.

*    You are disabled (as defined in IRS rules) when you make the withdrawal.

* You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

     There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     For purposes of the 5-year rule, all your Roth IRAs are considered. As soon as the 5-year rule is satisfied for any Roth IRA, it is considered satisfied for all your Roth IRAs. For a Roth IRA that you started with annual contribution, the 5 year period starts with the year for which you make the initial annual contribution. For a Roth IRA that you set up with amounts rolled over or converted from a non-Roth IRA, the 5 year period begins with the year in which the conversion or rollover was made.

How are withdrawals from my Roth IRA taxed if the tax-free requirements are not met?

     If the qualified withdrawal requirements are not met, the tax treatment of a withdrawal depends on the character of the amounts withdrawn. To determine this, all your Roth IRAs (if you have more than one) are treated as one, including any Roth IRA you may have established with another Roth IRA custodian. Amounts withdrawn are considered to come out in the following order:

*    First, all annual contributions.

*    Second, all conversion amounts (on a first-in, first-out basis).

*    Third, earnings (including dividends and gains).
     A withdrawal treated as your own prior annual contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. A withdrawal consisting of previously taxed conversion amounts also is not considered taxable income in the year of the withdrawal, and is also not subject to the 10% premature withdrawal penalty. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includible in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty.

     As mentioned, for purposes of determining what portion of any withdrawal is includible in income, all of your Roth IRA accounts are considered as one single account. Therefore, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all prior annual
                                                              ---
contributions  and, if  applicable,  all conversion  amounts,  made to all of an
                                                                       ---
individual's Roth IRA accounts is withdrawn. The following example illustrates this:

     A single individual contributes $1,000 a year to his State Street Bank and Trust Company Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of 10 years his account balances are as follows:

                                   Principal             Earnings
                                 Contributions
State Street Bank Roth
IRA                                $10,000               $10,000

Brand X Roth IRA                   $10,000               $ 7,000
                                   -------               -------

Total                              $20,000               $17,000

     At the end of 10 years, this person has $37,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $17,000 represents his earnings (aggregated). This individual, who is 40, withdraws the entire $17,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions - in this case $20,000 - to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $17,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his State Street Bank Roth IRA, $3,000 would not be taxable (the remaining aggregate contributions) and $12,000 would be treated as taxable income for the year of the withdrawal, subject to normal income taxes and the 10% premature withdrawal penalty (unless an exception applies).

     Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for capital gains tax treatment.

     Amounts withdrawn may be subject to income tax withholding by the custodian unless you elect not to have withholding. See Part Three below for additional information on withholding.

     Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

*    The withdrawal was a result of your death or disability.

* The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

* If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includible in your taxable income.

* The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

* The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

* The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

* The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

* Starting in the year 2000 a distribution is made pursuant to an IRS levy to pay overdue taxes.

     There is one additional time when the 10% penalty tax may apply. If you convert an amount from a non-Roth IRA to a Roth IRA, and then make a withdrawal that is treated as coming from that converted amount within five years after the conversion, the 10% penalty applies (unless there is an exception). This rule is the one exception to the usual Roth IRA rule that, once the five year requirement is satisfied for one of your Roth IRAs, it is satisfied for all your Roth IRAs.

See the Table at the end of this Part for a summary of the rules on when withdrawals from your Roth IRA will be subject to income taxes or the 10% penalty tax.

How are the tax rules affected if I converted a non-Roth IRA to a Roth IRA in 1998?

     If you convert a non-Roth IRA to a Roth IRA in 1998 and are spreading the taxable income over the years 1998-2001, and if you make a withdrawal during that period, special rules apply. Consult your tax adviser.

What about the 15 percent penalty tax?

     The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been repealed. This 15% tax no longer applies.

Two Important  Points:  First,  the custodian will report  withdrawals from your
----------------------
Roth IRA to the IRS on Form 1099-R as required and will complete Form 1099-R based on your Roth IRA account with the custodian. However, since all Roth IRAs are considered together when determining the tax treatment of withdrawals, and since you may have other Roth IRAs with other custodians (about which we have no information) you have sole responsibility for correctly reporting withdrawals on your tax return. It is essential that you keep proper records and report the income taxes properly if you have multiple Roth IRAs. Second, the discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, there may be changes in pending IRS proposed regulations or further legislation on the requirements for and tax treatment of Roth IRA accounts. Therefore, you should consult your tax adviser for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

     Note: In order to facilitate proper recordkeeping and tax reporting for your Roth IRA, the service company maintaining certain account records may require you to set up separate Roth IRAs to hold annual contributions and conversion amounts. In addition, the service company may require separate Roth IRAs for conversion amounts from different calendar years. Any such requirement will be noted in the Adoption Agreement for your Roth IRA or in the instructions for opening your Roth IRA.

     Also, please see Part Three below which contains important information applicable to all State Street Bank and Trust Company IRAs.
              ---

                      SUMMARY OF TAX RULES FOR WITHDRAWALS

The following table summarizes when income taxes or the 10% premature withdrawal penalty tax will apply to a withdrawal from your Roth IRA. Remember, income taxes or penalties apply or not depending on the type of contribution withdrawn. This is determined under the IRS rules described above, considering all of your Roth IRAs together (including any you may maintain with another trustee or custodian). Therefore, if you have multiple Roth IRAs, the tax treatment of a withdrawal will not necessarily follow from the type of contributions held in the particular Roth IRA account you withdrew from. Also, the income and penalty tax rules for Roth IRA withdrawals are extremely complex; the following table is only a summary and may not cover every possible situation. Consult the IRS or your personal tax adviser if you have a question about your individual situation.

------------------------------------------------------------------------------------------------------------------------------------
                                            Qualified Withdrawal                            Not a Qualified Withdrawal
                                         -------------------------------------------------------------------------------------------
   Type of Contribution                  (the requirements for a        Exception to 10% tax applies     Exception to 10% tax
       Withdrawn                         qualified withdrawal are      (exceptions are listed above)     does not apply
                                               outlined above)
------------------------------------------------------------------------------------------------------------------------------------
*   Annual Contribution Amounts              . . . . . . . . . . No income or penalty tax on withdrawal . . . . . . . . . .
------------------------------------------------------------------------------------------------------------------------------------
*    1998 Conversion Amounts
     Income taxes on amount converted     No income or penalty          No income or penalty tax on    No income tax on
     previously paid (in other words,     tax on withdrawal.            withdrawal.                    withdrawal.  Penalty tax
     either you paid any income taxes                                                                  applies if the withdrawal
     due on your 1998 tax return, or                                                                   occurs within 5 years of
     you spread the income taxes due                                                                   conversion and if the
     over 1998-2001, but have paid                                                                     withdrawal is treated as
     them all by the time of the                                                                       consisting of taxable
     withdrawal)                                                                                       amounts included in the
                                                                                                       original conversion.
     Income taxes on amount converted     N/A                           Income tax applies to          Income and penalty tax
     were spread over 1998-2001 and                                     withdrawal to the extent of    apply to withdrawal.
     not fully paid by the time of                                      remaining taxable amount.
     withdrawal                                                         No penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
*    1999 and Later Conversion            No income or penalty tax on   No income or penalty tax on    No income tax on withdrawal.
     Amounts                              withdrawal.                   withdrawal.                    Penalty tax applies to
                                                                                                       taxable amounts included in
                                                                                                       the conversion if the
                                                                                                       withdrawal occurs within 5
                                                                                                       years of conversion.
------------------------------------------------------------------------------------------------------------------------------------
*    Earnings, Gains or Growth of         No income or penalty tax on   Income tax applies.            Income and penalty tax apply.
     Account                              withdrawal.                   No penalty tax.
------------------------------------------------------------------------------------------------------------------------------------

The table summarizes the tax rules that may apply if you withdraw from your Roth IRA. What happens if you die and your beneficiary wants to make withdrawals from the account? The following is a summary of the rules.

* First, if you converted from a Traditional IRA to a Roth IRA in 1998, spreading the income taxes due over the 1998-2001 period, and you die before 2001, the deferred income taxes must be recognized and paid with your final income tax return for the year of death. As an exception to this rule, if your surviving spouse is the sole beneficiary of all your Roth IRAs, the spouse can elect to continue spreading the income over the remainder of the 1998-2001 period.

* Second, if your beneficiary is not your surviving spouse, withdrawals by the beneficiary will be subject to income taxes depending on the type of contribution withdrawn as summarized in the table. However, in determining what type of contribution the beneficiary is withdrawing, any Roth IRAs the beneficiaries owns in his or her own right are not considered (this is an exception to the normal rule that all Roth IRAs are considered together). A beneficiary will not be subject to the 10% premature withdrawal penalty because withdrawals following the original owner's death are an exception to the 10% penalty tax.

* Third, if your surviving spouse is the beneficiary, the spouse can elect either to receive withdrawals as beneficiary, or to treat your Roth IRA as the spouse's Roth IRA. If the spouse receives withdrawals as a beneficiary, the rules in the preceding paragraph generally apply to the spouse just as to any other beneficiary. If the spouse treats the Roth IRA as the spouse's own, there are a couple of special rules. First, the spouse will be treated as having had a Roth IRA for five years (one of the requirements for tax-free withdrawals) if either your Roth IRA or any of the spouse's Roth IRAs has been in effect for at least five years. Second, withdrawals will be subject to the 10% penalty tax unless an exception applies. Since the spouse has elected to treat your Roth IRA as the spouse's own Roth IRA, the exception for payments following your death will not apply.

             Part Three: Rules for All IRAs (Traditional and Roth)
             -----------------------------------------------------

GENERAL INFORMATION

IRA Requirements

     All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

May I revoke my IRA?

     You may revoke a newly established Traditional or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Traditional or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

     To revoke your Traditional or Roth IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Traditional or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Traditional or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

INVESTMENTS

How are my IRA contributions invested?

     You control the investment and reinvestment of contributions to your Traditional or Roth IRA. Investments must be in one or more of the Fund's Portfolios available from time to time as listed in the Adoption Agreement for your Traditional or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund. Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Portfolios involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the Fund's current prospectus for additional information.

     Before making any investment, read carefully the Fund's current prospectus for any Portfolio you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

     Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

Are there any restrictions on the use of my IRA assets?

     The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2. There may also be prohibited transaction penalty taxes.

     Any investment in a collectible (for example, rare stamps) by your Traditional or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

What is a prohibited transaction?

     Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. Some examples of prohibited transactions are:

* Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

* Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

     Your Traditional or Roth IRA could lose its tax exempt status if you use all or part of your interest in your Traditional or Roth IRA as security for a loan or borrow any money from your Traditional or Roth IRA. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

FEES AND EXPENSES

Depositor's Selection of the Fund

     Depositor directs Custodian to invest all custodial funds in investment shares issued by Permanent Portfolio Family of Funds, Inc. Depositor agrees that his investment in the Fund shall be subject to all shareholder fees customarily charged by the Fund and its Investment Advisor and disclosed in the Fund's prospectus, including a one-time account start-up fee of $35 and a monthly account maintenance fee of $1.50, and directs Custodian to pay such fees.

Custodian's Fees

     The following is a list of the fees charged by the Custodian for maintaining either a Traditional IRA or a Roth IRA.

         Plan Installation Fee                   $ 5.00

         Annual Maintenance Fee                  $ 8.00

         Termination, Rollover, or Transfer of
         Account to Successor Custodian          $10.00

General Fee Policies

* Fees may be paid by you directly, or the Custodian may deduct them from your Traditional or Roth IRA.

*    Fees may be changed upon 30 days written notice to you.

* The full annual maintenance fee will be charged for any calendar year during which you have a Traditional or Roth IRA with us. This fee is not prorated for periods of less than one full year.

* If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

* The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other Charges

     There may be sales or other charges associated with the purchase or redemption of shares of a Portfolio in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the Fund's current prospectus for a description of applicable charges.

TAX MATTERS

What IRA reports does the Custodian issue?

     The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a Successor Custodian or Trustee is not considered a withdrawal (except for such a transfer that effects a conversion of a Traditional IRA to a Roth IRA, or a recharacterization of a Roth IRA back to a Traditional IRA).

     The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth
IRA) or a regular annual contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a
                                                         ---------------
contribution between January and April 15th for the prior year be clearly designated as such.

What tax information must I report to the IRS?

     You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your

     Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

     For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

Which withdrawals are subject to withholding?

Roth IRA

     Federal income tax may be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Traditional IRA

     Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

     You may terminate your Traditional IRA or Roth IRA at any time after its establishment by sending properly completed withdrawal instructions (see Fund's prospectus or call our Transfer Agent at 1-800-341-8900) or a transfer authorization form, to:

                      CHASE GLOBAL FUNDS SERVICES COMPANY
                                 P.O. Box 2798
                                Boston, MA 02208
                                 1-800-341-8900
                            In Mass. 1-617-557-8000

     Your Traditional IRA or Roth IRA with State Street Bank will terminate upon the first to occur of the following:

* The date your properly executed withdrawal form or instructions (as described above) withdrawing your total Traditional IRA or Roth IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

* The date the Traditional IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

*    The   transfer   of  the   Traditional   IRA  or   Roth   IRA  to   another
     Custodian/Trustee.

* The rollover of the amounts in the Traditional IRA or Roth IRA to another Custodian/Trustee.

     Any outstanding fees must be received prior to such a termination of your account.

     The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA DOCUMENTS

Traditional IRA

     The terms contained in Articles I to VII of Part One of the State Street Bank and Trust Company Universal Individual Retirement Account Custodial Agreement document have been promulgated by the IRS in Form 5305-A for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

Roth IRA

     The terms contained in Articles I to VII of Part Two of the State Street Bank and Trust Company Universal Individual Retirement Account Custodial
Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code
Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

     Based on our legal advice relating to current tax laws and IRS meetings, State Street Bank believes that the use of a Universal Individual Retirement Account Information Kit such as this, containing information and documents for both a Traditional IRA or a Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, State Street Bank will forward to you new documentation for your Traditional IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new Adoption Agreement to sign. By adopting a Traditional IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted State Street Bank will treat your IRA as being opened on the date your account was opened using the Adoption Agreement in this Kit.

ADDITIONAL INFORMATION

     The Investor's Information Office (the "Information Office") is made available by the Investment Adviser for the convenience of the Fund shareholders. A shareholder or other interested investor may obtain a current prospectus, shareholder account application, IRA plan booklet and forms and other informational material by calling the Information Office at 1-800-531-5142 or 1-512-453-7558 or by writing to the Information Office, P.O.Box 5847, Austin, Texas 78763 (telecopier (FAX) 1-512-453-2015).

       State Street Bank and Trust Company Universal Individual Retirement
       -------------------------------------------------------------------

                          Account Custodial Agreement
                          ---------------------------

               Part One: Provisions applicable to Traditional IRAs
               ---------------------------------------------------

     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A (Rev. January 1998) for use in establishing an individual retirement custodial account.

Article I.

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.

     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

          (a)  A single-sum payment.

          (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

          (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

          (d)  Equal or  substantially  equal annual  payments  over a specified
               period  that  may  not  be  longer  than  the  Depositor's   life
               expectancy.

          (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

          (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

          (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

               (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

               (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2.

          (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

          (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

                  Part Two: Provisions applicable to Roth IRAs
                  --------------------------------------------

     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA (January 1998) for use in establishing a Roth Individual Retirement Custodial Account.

Article I

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

     2.  If  this  Roth  IRA  is  designated  as  a  Roth   Conversion  IRA,  no
contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article IA

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

          (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

     If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

    Part Three: Provisions applicable to both Traditional IRAs and Roth IRAs
    ------------------------------------------------------------------------

Article VIII.

     1. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this State Street Bank and Trust Company Universal Individual Retirement Account Custodial Agreement and the Adoption Agreement signed by the Depositor. The Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 below.

     "Custodian" means State Street Bank and Trust Company.

     "Fund" means any registered investment company which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

     "Sponsor" means World Money Managers, the Fund's Investment Advisor.

     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

     The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

     3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. All such shares shall be issued and accounted for as book entry shares, and no physical shares or share certificate will be issued. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the
Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

     6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

     The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

     8. The Depositor may in writing appoint an investment adviser with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment adviser's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment adviser's appointment is in effect, the investment adviser may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

     The Depositor's appointment of any investment adviser will also be deemed to be instructions to the Custodian and the Service Company to pay such investment adviser's fees to the investment adviser from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

9. (a) Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code Section 401(a)(9) and
          Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions for withdrawals to the Custodian in accordance with such method). Notwithstanding any other provision of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated.

     (b) The Depositor acknowledges (i) that any withdrawal from the Custodial Account will be reported by the Custodian in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Custodian will be based on the amounts in the Custodial Account and will not reflect any other individual retirement accounts the Depositor may own and that, consequently, the tax treatment of the withdrawal may be different than if the Depositor had no other individual retirement accounts, and (iii) that, accordingly, it is the responsibility of the Depositor to maintain appropriate records so that the Depositor (or other person ordering the distribution) can correctly compute all taxes due. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

     10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.

     (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

     (c) Notwithstanding Section 3 of Article IV of Part Two above, if the Depositor's spouse is the sole Beneficiary on the Depositor's date of death, the spouse will not be treated as the Depositor if the spouse elects not to be so treated. In such event, the Custodial Account will be distributed in accordance with the other provisions of such Article IV, except that distributions to the Depositor's spouse are not required to commence until December 31 of the year in which the Depositor would have turned age 70 1/2.

12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

     (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

     (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

     (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

13. (a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

     (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

          Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service
          Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

     (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

     (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

 14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

     (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

 15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

     (b)  The  Service   Company   shall  be   responsible   for  receiving  all
          instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

     (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

     (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

     (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

     (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with
          Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

     (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

     (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment adviser appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

17. (a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

     (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code
          Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

     (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

     20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

     If in the Adoption Agreement, Depositor designates that the Custodial Account is a Traditional IRA, this Agreement is intended to qualify under Code
Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available. If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.

     If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

     22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

     24. The legal documents governing the Custodial Account are as follows:

     (a) If in the Adoption Agreement the Depositor designated the Custodial Account as a Traditional IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

     (b) If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

     (c) In the Adoption Agreement the Depositor must designate the Custodian Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of subaccounts or otherwise).

     (d) The Depositor acknowledges that the Service Company may require the establishment of different Roth IRA accounts to hold annual contributions under Code Section 408A(c)(2) and to hold conversion amounts under Code Section 408A(c)(3)(B). The Service Company may also require the establishment of different Roth IRA accounts to hold amounts converted in different calendar years. If the Service Company does not require such separate account treatment, the Depositor may make annual contributions and conversion contributions to the same account.

     25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

     Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

     The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Traditional IRA or Roth IRA (but not both using a single Adoption Agreement), and this Kit complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" Adoption Agreement does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledge and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

     26. If the Depositor maintains an Individual  Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

     In accordance with the requirements of Code Section 408A(d)(6) and regulations thereunder, the Depositor may recharacterize a contribution to a Traditional IRA as a contribution to a Roth IRA, or may recharacterize a contribution to a Roth IRA as a contribution to a Traditional IRA. The Depositor agrees to observe any limitations imposed by the Service Company on the number of such transactions in any year (or any such limitations or other restrictions that may be imposed by the Service Company or the IRS).

     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

                                      The
                                   PERMANENT
                                   PORTFOLIO
                                Family of Funds

                               INFORMATION OFFICE
                      207 Jefferson Square / P.O. Box 5847
                              Austin, Texas 78763
                                 1-800-531-5142
                            or 1-512-453-7558 direct
                     or 1-512-453-2015 by telecopier (FAX)